EXHIBIT 11




                                   CCAIR, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                                   ----------


                                                                                YEARS ENDED JUNE 30
                                                              ----------------------------------------------------
                                                                  1996                 1995                 1994
                                                              ------------         ------------         --------
Primary earnings:
  Net income (loss)                                           $     95,755         $(  362,123)         $(4,755,769)
                                                              ============         ============         ============

Shares:
  Weighted average number of shares outstanding                 7,633,480            7,381,729            7,005,957
  Assumed exercise of options and warrants (1)                    335,834              ----                 ----
                                                              ------------         ------------         --------

  Total average number of common and common
   equivalent shares used for primary computation               7,969,314            7,381,729            7,005,957
                                                              ============         ============         ===========

Primary income (loss) per share                               $      .01           $(      .05)         $(      .68)
                                                              ============         ============         ============

Fully diluted net income (loss)                               $    95,755          $(  362,123)         $(4,755,769)
                                                              ============         ============         ============

Shares:
  Weighted average number of shares outstanding                 7,633,480           7,381,729             7,005,957
  Assumed exercise of options and warrants (1)                    335,834              ----                 ----
                                                              ------------         ------------         --------

  Total average number of shares assumed to be
   outstanding after full conversion                            7,969,314            7,381,729            7,005,957
                                                              ============         ============         ===========

Income (loss) per common share assuming
 full dilution                                                $       .01          $(      .05)         $(      .68)
                                                              ============         ============         ============



(1) The effect of including stock options in 1995 and 1994 would be antidilutive and therefore is excluded from the calculation.


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